                              ARTICLES OF AMENDMENT

                                       OF

                                MEDICALOGIC, INC.


         1.       The name of the corporation is MedicaLogic, Inc.

         2. Article II.A of the 1994 Restated Articles of Incorporation, as amended, is hereby amended to read in its entirety:

                  "A.      AUTHORIZED CAPITAL. The Corporation is authorized to
         issue shares of two classes of stock: 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

         When this Amendment becomes effective, each of the shares of Common Stock issued and outstanding immediately prior to the time this Amendment becomes effective shall be reclassified and changed into and constitute .5 shares of the fully paid Common Stock of the Corporation without further action of any kind. No fractional shares shall be issued on reclassification of the Common Stock and the number of shares of Common Stock for which the Common Stock is reclassified shall be rounded up to the nearest whole number."

         3. Article II.J of the 1994 Restated Articles of Incorporation, as amended, is amended to read as follows:

                  "J.      SERIES G AND G-1 PREFERRED STOCK. The two series of
Preferred Stock of the Corporation previously designated Series G Preferred Stock and Series G-1 Preferred Stock are hereby eliminated."

         4. Article II.K of the 1994 Restated Articles of Incorporation, as amended, is amended to read as follows:

                  "K.      SERIES H PREFERRED STOCK. The one series of Preferred
Stock of the Corporation previously designated Series H Preferred Stock is hereby eliminated."

         5. Article II.L of the 1994 Restated Articles of Incorporation, as amended, is amended to read as follows:

                  "L.      SERIES I AND I-1 PREFERRED STOCK. The two series of
Preferred Stock of the Corporation previously designated Series I Preferred Stock and Series I-1 Preferred Stock are hereby eliminated."

         6. The 1994 Restated Articles of Incorporation, as amended, are amended to add a new Article II.N to the end of Article II to read in its entirety as follows:

                  "N.      AMENDMENT. Immediately upon the automatic conversion
of each share of Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series J Preferred Stock, respectively, into shares of Common Stock upon the consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwritten public offering under the Securities Act of 1933 that results in aggregate cash proceeds (before underwriters' commissions and offering expenses) to the Corporation of $7,500,000 or more and a public offering price of not less than $10.80 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) pursuant to Section 5(a)(ii) of each of Article II.D, II.F, II.H, II.I, and II.M, these 1994 Restated Articles of Incorporation, as amended, shall automatically be amended to delete Articles II.D, II.F, II.H, II.I and II.M hereof in their entirety and Articles II.D, II.F, II.H, II.I and II.M shall have no further force and effect. Upon such automatic amendment, the officers of the Company are authorized and directed to do such acts and things as may be necessary or appropriate to effect said amendment, including making any required filings with any authorities of the state of Oregon."

         7. The 1994 Restated Articles of Incorporation, as amended, are hereby amended to add a new Article V to read in its entirety as follows:

                                   "ARTICLE V

         A. Notwithstanding any other provisions of these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause or by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

         B. Notwithstanding any other provisions of these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article V may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article V, unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.


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

         C. Notwithstanding any other provisions of these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1994 Restated Articles of Incorporation or the Bylaws of the Corporation), the provisions set forth in Sections 1.5 or 2.1 of the Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Sections 1.5 or 2.1 of the Bylaws, unless such action is approved by the Board of Directors or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of shareholders (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose."

         8. Section 5(c)(i)(D)(4) of Article II.F of the 1994 Restated Articles of Incorporation of the corporation, as amended, is amended to replace "6,547,684" with "6,273,842."

         9. Section 5(c)(i)(D)(4) of Article II.H of the 1994 Restated Articles of Incorporation of the corporation, as amended, is amended to replace "5,860,684" with "5,930,342."

         10. Section 5(c)(i)(D)(4) of Article II.I of the 1994 Restated Articles of Incorporation of the corporation, as amended, is amended to replace "4,891,174" with 5,445,587."

         11. Section 5(c)(i)(D)(4) of Article II.M of the 1994 Restated Articles of Incorporation of the corporation, as amended, is amended to replace "4,891,174" with "5,445,587."

         12. The amendment in paragraph two to these 1994 Restated Articles of Incorporation was approved by the Board of Directors of the Corporation effective November 1, 1999. The amendments in paragraphs three through eleven to these 1994 Restated Articles of Incorporation were approved by the Board of Directors of the Corporation effective September 2, 1999.

         13. The amendment in paragraph two to the Articles of Incorporation was approved by holders of the capital stock of the corporation on November 12, 1999 as follows (as reflected in pre-split amounts):


                           (i)      Class or series of shares:               Common Stock
                                    No. of shares outstanding:               18,449,125
                                    No. of votes entitled to be cast:        18,449,125
                                    No. of votes cast for:                   12,742,121
                                    No. of votes cast against:               0


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



                           (ii)     Class or series of shares:               Series A Preferred Stock
                                    No. of shares outstanding:               5,750,001
                                    No. of votes entitled to be cast:        5,750,001
                                    No. of votes cast for:                   5,734,668
                                    No. of votes cast against:               0

                           (iii)    Class or series of shares:               Series C Preferred Stock
                                    No. of shares outstanding:               7,012,637
                                    No. of votes entitled to be cast:        7,012,637
                                    No. of votes cast for:                   5,144,445
                                    No. of votes cast against:               0

                           (iv)     Class or series of shares:               Series E Preferred Stock
                                    No. of shares outstanding:               4,761,907
                                    No. of votes entitled to be cast:        4,761,907
                                    No. of votes cast for:                   3,240,187
                                    No. of votes cast against:               0

                           (v)      Class or series of shares:               Series F Preferred Stock
                                    No. of shares outstanding:               4,000,000
                                    No. of votes entitled to be cast:        4,000,000
                                    No. of votes cast for:                   4,000,000
                                    No. of votes cast against:               0

                           (vi)     Class or series of shares:               Series J Preferred Stock
                                    No. of shares outstanding:               10,376,843
                                    No. of votes entitled to be cast:        10,376,843
                                    No. of votes cast for:                    7,944,257
                                    No. of votes cast against:               0


         14. The amendments in paragraphs three through eleven to the Articles of Incorporation were approved by holders of the capital stock of the corporation on September 17, 1999 as follows (as reflected in pre-split amounts):


                           (i)      Class or series of shares:               Common Stock
                                    No. of shares outstanding:               17,852,562
                                    No. of votes entitled to be cast:        17,852,562
                                    No. of votes cast for:                    9,142,437
                                    No. of votes cast against:               0

                           (ii)     Class or series of shares:               Series A Preferred Stock
                                    No. of shares outstanding:               5,750,001
                                    No. of votes entitled to be cast:        5,750,001

                                        4




                                    No. of votes cast for:                   5,284,673
                                    No. of votes cast against:               0

                           (iii)    Class or series of shares:               Series C Preferred Stock
                                    No. of shares outstanding:               7,012,637
                                    No. of votes entitled to be cast:        7,012,637
                                    No. of votes cast for:                   5,762,454
                                    No. of votes cast against:               0

                           (iv)     Class or series of shares:               Series E Preferred Stock
                                    No. of shares outstanding:               4,761,907
                                    No. of votes entitled to be cast:        4,761,907
                                    No. of votes cast for:                   2,650,256
                                    No. of votes cast against:               0

                           (v)      Class or series of shares:               Series F Preferred Stock
                                    No. of shares outstanding:               4,000,000
                                    No. of votes entitled to be cast:        4,000,000
                                    No. of votes cast for:                   4,000,000
                                    No. of votes cast against:               0

                           (vi)     Class or series of shares:               Series J Preferred Stock
                                    No. of shares outstanding:               10,376,843
                                    No. of votes entitled to be cast:        10,376,843
                                    No. of votes cast for:                   8,063,069
                                    No. of votes cast against:               0



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



Dated: November 17, 1999


                                 MEDICALOGIC, INC.



                                 By:    /s/ GUY FIELD
                                        ----------------------------------
                                        Guy Field, Vice President, Finance


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